EXHIBIT 10.2

THIRD AMENDMENT TO LEASE AGREEMENT
(Southaven Power Plant)

THIS THIRD AMENDMENT TO LEASE AGREEMENT is executed to be effective as of the 18th day of April, 2013, by and between SEVEN STATES SOUTHAVEN, LLC (“Seven States”), a Delaware limited liability company, as owner and lessor, and TENNESSEE VALLEY AUTHORITY (“TVA”), a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. Sections 831-831ee (2006 & Supp. V 2011), and acting as to real property as agent and in the name of the United States of America, as lessee.

W I T N E S S E T H:

WHEREAS, Seven States and TVA entered into that certain Lease Agreement dated September 30, 2008, which was amended on April 17, 2009, and again on April 22, 2010 (collectively, the “Lease”), pursuant to which TVA leases from Seven States the “Leased Premises,” which consist of Seven States' 90% undivided ownership interest in the Purchased Assets, as more particularly defined in the Lease; and

WHEREAS, Seven States and TVA desire to extend the Term of the Lease through September 5, 2013;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1.    Seven States and TVA hereby acknowledge and agree that as of the date hereof, the “Leased Premises” consists of Seven States' entire 90% undivided ownership interest in the Purchased Assets.

2.    Seven States and TVA acknowledge and agree that the Term of the Lease is hereby extended to September 5, 2013, unless terminated earlier pursuant to other provisions of the Lease, pursuant to an extension of the “Buy-Back Period”, as defined in Supplement No. 5 to the Joint Ownership Agreement of even date herewith.

3.    The Initial Rent provision of Section 3.2 of the Lease shall not apply to the extended period set forth in Section 2 above.

4.    TVA hereby confirms the representations and warranties set forth in Section 2.2(a) of the Lease, as of the date hereof.

5.    Seven States hereby confirms the representations and warranties set forth in Section 2.2(b) of the Lease, as of the date hereof.

6.    TVA and Seven States hereby confirm compliance with the provisions described in Section 2.3 of the Lease, as of the date hereof.

7.    Except as modified hereby, all other terms and conditions of the Lease remain in full force and effect, and the parties expressly reaffirm and confirm their ongoing obligations thereunder.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease Agreement to be effective as of the date and year first above written.

SEVEN STATES SOUTHAVEN, LLC,
a Delaware limited liability company

By: /s/ Jack W. Simmons
Name: Jack W. Simmons
Title: President and Chief Executive Officer

TENNESSEE VALLEY AUTHORITY

By: /s/ John M. Hoskins
Name: John M. Hoskins
Title: Senior Vice President and Treasurer

3